EXHIBIT 21


        SUBSIDIARIES OF SEAHAWK CAPITAL CORPORATION
(With Percentage Ownership and Jurisdictions of Incorporation)

                                           Jurisdiction
                                                of          Percentage
      Subsidiary                          Incorporation      Ownership
----------------------------------------   --------------     ---------

SEAHAWK OVERSEAS EXPLORATION CORPORATION    California          0%
                                                            (See Note 1)

EUROHAWK CORPORATION                         Delaware          100%

   Subsidiary of Eurohawk Corporation:
   ----------------------------------
   SEAHAWK FOODS INTERNATIONAL, INC.         Delaware          100%

      Subsidiary of Seahawk
      Foods International, Inc.:
      --------------------------

      SRC FOOD GROUP LIMITED              United Kingdom        70%

            Subsidiaries of
            SRC Food Group Limited:
            -----------------------

            SCOTCOAST LIMITED             United Kingdom       80.26%

            PEICO, LIMITED                United Kingdom        50%

            EXTRUCO, LIMITED                    Canada           0%
                                                             (See Note 2)

----------------------------------------------
Note 1 -    The Company's 73.4% interest in Seahawk Overseas
            Exploration Corporation was disposed of on December 31, 1994.

Note 2 - The Company's 33 1/3% interest in Extruco, Limited was disposed of in August 1995.